Exhibit 10.16

PHOENIX EDUCATION PARTNERS, INC.

2025 OMNIBUS INCENTIVE PLAN

PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), is entered into as of [•] (the “Date of Grant”), by and between Phoenix Education Partners, Inc., a Delaware corporation (the “Company”), and [•] (the “Participant”). Capitalized terms used in this Agreement and not otherwise defined herein have the meanings ascribed to such terms in the Phoenix Education Partners, Inc. 2025 Omnibus Incentive Plan, as amended, restated or otherwise modified from time to time in accordance with its terms (the “Plan”).

WHEREAS, the Company has adopted the Plan, pursuant to which restricted stock units subject to service- and performance-vesting criteria (“PSUs”) may be granted; and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its stockholders to grant the PSUs provided for herein to the Participant on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1. Grant of Performance-Based Restricted Stock Units.

(a) Grant. The Company hereby grants to the Participant [•] PSUs (the “Target PSUs”), on the terms and subject to the conditions set forth in this Agreement and as otherwise provided in the Plan. As more fully described in Section 2, each PSU represents the right to receive one share of Common Stock, subject to (i) the satisfaction of the IPO Condition, (ii) the achievement of the applicable performance goals described in Section 2 and (iii) the Participant’s continued employment or service with the Company through and including the Vesting Date (as defined below). The “IPO Condition” shall be deemed satisfied upon the consummation of the Company’s initial public offering of shares of Common Stock. The PSUs shall be credited to a separate book-entry account maintained for the Participant on the books of the Company.

(b) Incorporation by Reference. The provisions of the Plan are incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Participant and the Participant’s beneficiary in respect of any questions arising under the Plan or this Agreement, subject to Section 11(p). The Participant acknowledges that the Participant has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

2. Calculation of Amount Earned; Settlement.

(a) The total number of PSUs earned, if any, shall be the amounts earned (rounded to the nearest integer) in respect of the Performance Period as set forth below:

Reserved

(b) For purposes of this Agreement:

“Performance Period” means (A) the period beginning on the first day of the Company’s 2026 fiscal year (September 1, 2025) and ending on the last day of the Company’s 2028 fiscal year (September 1, 2028).

(c) Subject to Section 4, each earned PSU shall be settled within 15 days following the Vesting Date in shares of Common Stock.

3. Dividend Equivalents. In the event of any issuance of a cash dividend on the shares of Common Stock (a “Dividend”), the Participant shall be credited, as of the payment date for such Dividend, with an amount (a “Dividend Equivalent”) equal to the product of (i) the number of Target PSUs granted pursuant to this Agreement and outstanding as of the record date for such Dividend multiplied by (ii) the amount of the Dividend per share. The aggregate amount of the Dividend Equivalents (as adjusted to reflect the earned PSUs) (the “Distributable Amount”) shall be distributed to the Participant in connection with the settlement of the earned PSUs either in cash or, at the discretion of the Committee, in a number of shares of Common Stock with a Fair Market Value (as determined on the Vesting Date) equal to the Distributable Amount. To the extent any PSUs are forfeited prior to vesting, the corresponding Dividend Equivalents in respect thereof shall be forfeited immediately thereupon.

4. Termination of Employment or Services. Except as otherwise provided in this Agreement, if the Participant’s employment with, membership on the board of directors of, or engagement to provide services to the Company or any of its Affiliates terminates for any reason prior to the last day of the Performance Period (the “Vesting Date”), all PSUs shall be canceled immediately and the Participant shall not be entitled to receive any payments with respect thereto.

5. Restrictive Covenants. The Participant agrees to the following:

(a) Non-Competition. During the term of the Participant’s employment with the Company or any of its Affiliates and for a period of one (1) year thereafter, the Participant shall not (without the prior written consent of the Company), directly or indirectly, engage in any Competitive Activity within the Restricted Area. For purposes of this Section 5:

“Competitive Activity” refers to (as an employee, consultant, director, officer, owner, investor, partner or in any other capacity) (i) providing, supervising or managing services for a Competitive Business that are the same as or similar to those Participant provided, supervised or managed while employed with the Company in the preceding two (2) year period (the “Look Back Period”), (ii) rendering any services to a Competitive Business in a manner that enhances the capacity of such Competitive Business to engage in the production, sale, provision or distribution of products or services similar to those produced, sold, distributed or provided by the Company or any of its Affiliates or (iii) acquiring a significant financial interest in a Competitive Business.

“Competitive Business” shall mean Western Governors University, Southern New Hampshire University, any for-profit institution of higher learning or any not-for-profit educational institution that competes with the business of the Company or its Affiliates.

“Restricted Area” means (i) each state and county (or equivalents) where the Company or an Affiliate does business and in which the Participant has involvement with, or for which the Participant has any responsibility or with respect to which the Participant is provided Confidential Information during the Look Back Period so long as the Company or an Affiliate continues to do business therein and (ii) any prospective geographic area or territory that within the six (6) months has been the subject of serious consideration by the Company or any of its Affiliates as a business location and which the Participant is or has been made aware of.

The phrase “directly or indirectly engage in” shall include any direct or indirect ownership or profit participation interest in such enterprise, whether as an owner, stockholder, member, partner, joint venturer of or otherwise, and shall include any direct or indirect participation in such enterprise as an employee, consultant, director, officer, licensor of technology or otherwise (provided that licensers of technology shall be covered only if the Participant is personally working on technology for a Competitive Business and such technology is not technology that is generally available to a broad group of customers).

A financial interest will not be considered “significant” if it involves being a passive owner of not more than 2% of the outstanding equity securities of any class of a corporation or other entity that is publicly traded, or not more than 2% of any non-voting equity securities or debt securities of any corporation or other entity, so long as the Participant has no active participation in the business of such corporation or other entity (including, without limitation, serving as a member of the board of directors or as a consultant).

For purposes of this Section 5(a), “Affiliates” shall not include Apollo or its Affiliates, including other portfolio companies of Apollo (i.e., entities that were not at any time part of Apollo Education Group).

(b) Non-Solicitation; Non-Hire. During the term of the Participant’s employment with the Company or any of its Affiliates and for a period of two (2) years thereafter, the Participant shall not (without the prior written consent of the Company) directly or indirectly:

(i) solicit, induce or attempt to solicit or induce any officer, director or employee of the Company or any of its Affiliates (a “Covered Individual”) to terminate his/her/their relationship with or leave the employ of the Company or any such Affiliate or in any way interfere or attempt to interfere with the relationship between the Company or any such Affiliate, on the one hand, and any Covered Individual;

(ii) hire (or other similar arrangement) or assist a Competitive Business in its efforts to hire (or other similar arrangement) a Covered Individual away from the Company or an Affiliate;

(iii) solicit, induce or attempt to solicit or induce any customer of the Company or any of its Affiliates that the Participant has material contact with, or is provided Confidential Information about in the course of employment with the Company or an Affiliate in the Look Back Period (a “Covered Customer”) for the purpose of causing the Covered Customer to do business with a Competitive Business, or to cease or reduce doing business with the Company or an Affiliate; or

(iv) solicit, induce or attempt to solicit or induce any supplier, prospect licensee or other business relation of the Company or an Affiliate (a “Covered Provider”) to cease or reduce doing business with the Company or such Affiliate, or interfere or attempt to interfere with the relationship between any Covered Provider, on the one hand, and the Company or an Affiliate, on the other hand;

provided, that neither (A) the Participant’s acting as a reference for employees, or (B) any generic, nontargeted advertising affiliated directly or indirectly with the Participant shall be deemed a breach of this Section 5(b). For purposes of this Section 5(b), “Affiliates” shall have the same meaning as in Section 5(a).

(c) Non-Disparagement. During the term of the Participant’s employment with the Company or any of its Affiliates and thereafter in perpetuity, the Participant shall not, directly or indirectly, knowingly disparage, criticize, or otherwise make derogatory statements regarding the Company or any of its Affiliates, successors, directors or officers; provided, however, that the forgoing shall not prohibit the Participant from engaging in any conduct that is Protected Conduct (as described in Section 5(f)). The foregoing shall not be violated by the Participant by truthful responses to legal process or inquiry by a governmental authority. For purposes of this Section 5(c), “Affiliates” shall have the same meaning as in Section 5(a).

(d) Non-Disclosure of Confidential Information; Return of Property. During the term of the Participant’s employment with the Company or any of its Affiliates and thereafter in perpetuity, the Participant shall maintain in confidence and shall not directly, indirectly or otherwise, use, disseminate, disclose or publish, or use for the Participant’s benefit or the benefit of any Person, any confidential or proprietary information or trade secrets of or relating to the Company or any of its Affiliates, including, without limitation, information with respect to the Company’s or any of its Affiliates’ operations, processes, products, inventions, business practices, finances, principals, vendors, suppliers, customers, potential customers, marketing methods, costs, prices, contractual relationships, regulatory status, compensation paid to employees or other terms of employment, or deliver to any Person any document, record, notebook, computer program or similar repository of or containing any such confidential or proprietary information or trade secrets (collectively, “Confidential Information”). Upon the Participant’s termination of employment for any reason, the Participant shall promptly deliver to the Company all correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, or any other documents concerning the Company’s or any of its Affiliates’ customers, business plans, marketing strategies, products or processes. The Participant may nonetheless retain copies of documents relating to the Participant’s compensation; the Participant’s personal entitlements and obligations; and the Participant’s cell phone number. The Participant may respond to a lawful and valid subpoena or other legal process but shall give the Company the earliest practicable notice thereof, shall, as much in advance of the return date as possible, make available to the Company and its counsel the documents and other information sought and, if requested by the Company, shall reasonably assist such counsel in resisting or otherwise responding to such process.

Other than to the extent the Participant is permitted by law to discuss the Participant’s own wages, the Participant hereby agrees that (i) except as required by law, the Participant will not disclose to any Person other than the Participant’s spouse and legal, financial and other advisors (if any) the grant of the PSUs or any of the terms or provisions hereof without the prior approval of the Committee, and (ii) in the discretion of the Committee, the PSUs shall terminate and any outstanding portion of such PSUs (whether or not vested) shall be forfeited if the Participant violates the non-disclosure provisions of this Section 5(d).

(e) Intellectual Property Rights.

(i) The Participant agrees that the results and proceeds of the Participant’s services for the Company or its subsidiaries or Affiliates (including, but not limited to, any trade secrets, products, services, processes, know-how, designs, developments, innovations, analyses, drawings, reports, techniques, formulas, methods, developmental or experimental work, improvements, discoveries, inventions, ideas, source and object codes, programs, matters of a literary, musical, dramatic or otherwise creative nature, writings and other works of authorship) resulting from services performed while an employee of the Company and any works in progress, whether or not patentable or registrable under copyright or similar statutes, that were made, developed, conceived or reduced to practice or learned by the Participant, either alone or jointly with others (collectively, “Inventions”), shall be works-made-for-hire and the Company (or, if applicable or as directed by the Company, any of its subsidiaries or Affiliates) shall be deemed the sole owner throughout the universe of any and all trade secret, patent, copyright and other intellectual property rights (collectively, “Proprietary Rights”) of whatsoever nature therein, whether or not now or hereafter known, existing, contemplated, recognized or developed, with the right to use the same in perpetuity in any manner the Company determines in its sole discretion, without any further payment to the Participant whatsoever. If, for any reason, any of such results and proceeds shall not legally be a work-made-for-hire and/or there are any Proprietary Rights which do not accrue to the Company (or, as the case may be, any of its subsidiaries or Affiliates) under the immediately preceding sentence, then the Participant hereby irrevocably assigns and agrees to assign any and all of the Participant’s right, title and interest thereto, including, without limitation, any and all Proprietary Rights of whatsoever nature therein, whether or not now or hereafter known, existing, contemplated, recognized or developed, to the Company (or, if applicable or as directed by the Company, any of its subsidiaries or Affiliates), and the Company or such subsidiaries or Affiliates shall have the right to use the same in perpetuity throughout the universe in any manner determined by the Company or such subsidiaries or Affiliates without any further payment to the Participant whatsoever; provided, however, that the forgoing assignment of inventions shall be limited so that it does not require or create any assignment of an invention that cannot be assigned through an agreement between an employee and employer under controlling law, and Participant acknowledges notice of the following laws of this nature:

Cal. Lab. Code, § 2870; Del. Code Title 19 § 805; Illinois 765 ILCS 1060/1-3; Kan. Stat. Section 44-130; Minn. Statutes, 13A, Section 181.78; New Jersey Statutes Title 34. Labor and Workmen’s Compensation 34 § 1B-265; NY Labor Law § 203-f; N. Car. General Statutes, Art. 10A, Chapter 66, Commerce and Business, § 66-57.1; Utah Code § 34-39-1 through 34-39-3; Wash. Rev. Code, Title 49 RCW: Labor Regulations, Chapter 49.44.140); and I understand that each of these laws has a similar limitation on what can be assigned. As an example, I understand that (a) Cal. Lab. Code, § 2870 provides: “Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either: (1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or (2) Result from any work performed by the employee for the employer”, and (b) that the remainder of the states listed are substantively the same with the exception that in Kansas, Minnesota and Washington the statutes make assignable an invention that “relates … directly to the business of the employer” instead of those that “Relate … to the employer’s business” as part (1) is worded in the California statute.

As to any Invention that the Participant is required to assign, the Participant shall promptly and fully disclose to the Company all information known to the Participant concerning such Invention. The Participant hereby waives and quitclaims to the Company any and all claims, of any nature whatsoever, that the Participant now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

(ii) The Participant agrees that, from time to time, as may be requested by the Company and at the Company’s sole cost and expense, the Participant shall do any and all things that the Company may reasonably deem useful or desirable to establish or document the Company’s exclusive ownership throughout the United States of America or any other country of any and all Proprietary Rights in any such Inventions, including, without limitation, the execution of appropriate copyright and/or patent applications or assignments. To the extent the Participant has any Proprietary Rights in the Inventions that cannot be assigned in the manner described above, the

Participant unconditionally and irrevocably waives the enforcement of such Proprietary Rights. This Section 5(e) is subject to and shall not be deemed to limit, restrict or constitute any waiver by the Company of any Proprietary Rights of ownership to which the Company may be entitled by operation of law by virtue of the Company’s being the Participant’s employer (or Affiliate of the Participant’s employer, as applicable). The Participant further agrees that, from time to time, as may be requested by the Company and at the Company’s sole cost and expense, the Participant shall assist the Company in every proper and lawful way to obtain and from time to time enforce Proprietary Rights relating to Inventions in any and all countries. To this end, the Participant shall execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining, and enforcing such Proprietary Rights and the assignment thereof. In addition, the Participant shall execute, verify, and deliver assignments of such Proprietary Rights to the Company or its designees. The Participant’s obligation to assist the Company with respect to Proprietary Rights relating to such Inventions in any and all countries shall continue beyond the termination of the Participant’s employment with the Company.

(f) Whistleblower Protection / Protected Conduct. Notwithstanding anything to the contrary contained herein, nothing in this Agreement shall prohibit the Participant from reporting possible violations of federal law or regulation to or otherwise cooperating with or providing information requested by any governmental agency or entity, including, but not limited to, the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Nothing in this Agreement limits or affects the Participant’s right to disclose or discuss criminal conduct, discrimination, harassment (including but not limited to sexual harassment or sexual assault) or retaliation, prohibits the Participant from discussing such matters with the Participant’s own legal counsel or prohibits the Participant from providing truthful testimony in a legal, administrative or arbitration proceeding. The Participant does not need the prior authorization of the Company to make any such reports or disclosures and the Participant is not required to notify the Company that the Participant has made such reports or disclosures. Notwithstanding anything to the contrary contained herein, the Participant will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that is made: (i) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If the Participant files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Participant may disclose the Company’s trade secrets to the Participant’s attorney and use the trade secret information in the court proceeding if the Participant: (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order. If the Participant is employed in a non-management, non-supervisory role then nothing in this Agreement will prohibit the Participant from engaging in conduct that is protected under Section 7 of the National Labor Relations Act (NLRA) such as the right of employees to self-organization, to form, join, or assist labor organizations, to strike, picket or otherwise engage in other concerted activities for their mutual aid or protection or refuse to do so; this includes using or disclosing information acquired through lawful means regarding the wages, benefits or other terms and conditions of employment for any purpose protected under the NLRA unless the information concerns other employees and was entrusted to the Participant in confidence by the Company as part of confidential job duties (such as human resource management, payroll or benefits administration duties).

The conduct protected under this Section 5(f) is collectively referred to as “Protected Conduct” in this Agreement and shall not be construed to protect, invite, permit or limit liability for illegal activity such as breaking and entering, illegal computer access (hacking), or theft or destruction of the property of the Company or an Affiliate.

(g) Participant Acknowledgements. The Participant understands that this Section 5 may limit Participant’s ability to earn a livelihood in a business competitive to the business of the Company and its Affiliates. The Participant expressly acknowledges and agrees that this Section 5 is reasonable and necessary for the protection of the legitimate business interests of the Company and is reasonable in scope. For the avoidance of doubt, the Participant’s covenants in this Section 5 are in addition to, and not in lieu of, and do not in any way modify, limit, restrict, abrogate, or otherwise amend any other restrictive covenant obligations (including, without limitation, any noncompetition, nonsolicitation, nondisparagement, confidentiality, intellectual property, or similar obligations) that run in favor of the Company or its Affiliates and by which the Participant is bound pursuant to any employment or other written agreement with, or policy, program, or arrangement of, the Company or any of its Affiliates.

(h) Notification of Subsequent Employer. The Participant hereby agrees that prior to accepting employment with, or agreeing to provide services to, any other Person during the one (1) year period following the Participant’s termination of employment during which the Participant remains subject to any of the covenants set forth in Section 5, the Participant shall provide such prospective employer with written notice of the provisions of this Section 5 (to the extent any such provisions are applicable and in effect at the time of such notice), with a copy of such notice delivered to the Company not later than three (3) business days prior to the date on which the Participant commences such employment or provision of services. For the avoidance of doubt, the Company shall in any event be permitted to provide any such prospective employer with written notice of the provisions of this Section 5.

(i) Forfeiture; Other Relief. In the event the Participant fails to comply with the restrictive covenants set forth in this Section 5, then in addition to any other remedy that may be available at law or in equity, the PSUs shall be automatically forfeited effective as of the date on which such violation first occurs, and, in the event that any PSUs have been settled within the three (3) year period immediately preceding such breach, the Participant shall forfeit any shares of Common Stock received upon such settlement without consideration and be required to promptly repay to the Company, upon ten (10) days prior written demand by the Committee, any compensation, gain or proceeds received by the Participant upon settlement of such PSUs or upon disposition of the shares of Common Stock. The foregoing rights and remedies are in addition to any other rights and remedies that may be available to the Company and shall not prevent (and the Participant shall not assert that they shall prevent) the Company from bringing one or more actions in any applicable jurisdiction to recover damages as a result of the Participant’s breach of such restrictive covenants to the full extent contemplated by Section 11(p). The Participant acknowledges and agrees that irreparable injury will result to the Company and its goodwill if the Participant breaches any of the terms of the covenants set forth in this Section 5, the exact amount of which will be difficult or impossible to ascertain, and that remedies at law would be an inadequate remedy for any breach. Accordingly, the Participant hereby agrees that, in the event of a breach of any of the covenants contained in this Section 5, in addition to any other remedy which may be available at law or in equity, the Company shall be entitled to specific performance and injunctive relief.

(j) Severability; Blue Pencil. The invalidity or non-enforceability of any provision of this Section 5 in any respect shall not affect the validity or enforceability of the other provisions of this Section 5 in any other respect, or of any other provision of this Agreement. In the event that any provision of this Section 6 shall be held invalid, illegal or unenforceable (whether in whole or in part) by a court of competent jurisdiction, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions (and part of such provision, as the case may be) shall not be affected thereby; provided, however, that if any provision of this Section 5 is finally held to be invalid, illegal or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder.

6. Rights as a Stockholder. The Participant shall not be deemed for any purpose to be the owner of any shares of Common Stock underlying the PSUs unless, until and to the extent that (i) the Company shall have issued and delivered to the Participant the shares of Common Stock underlying the PSUs and (ii) the Participant’s name shall have been entered as a stockholder of record with respect to such shares of Common Stock on the books of the Company. The Company shall cause the actions described in clauses (i) and (ii) of the preceding sentence to occur promptly following settlement as contemplated by this Agreement, subject to compliance with applicable laws.

7. Compliance with Legal Requirements. The granting and settlement of the PSUs, and any other obligations of the Company under this Agreement, shall be subject to all applicable federal, provincial, state, local and foreign laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Committee shall have the right to impose such restrictions on the PSUs as it deems reasonably necessary or advisable under applicable federal securities laws, the rules and regulations of any stock exchange or market upon which shares of Common Stock are then listed or traded, and/or any blue sky or state securities laws applicable to such shares of Common Stock. In the event of the settlement of the PSUs at a time when there is not in effect a registration statement under the Securities Act relating to the shares of Common Stock, the Participant hereby represents and warrants, and by virtue of such settlement shall be deemed to represent and warrant to the Company that the shares of Common Stock are being acquired for investment only and not with a view to the distribution thereof, and the Participant shall provide the Company with such further representations and warranties as the Company may reasonably require in order to ensure compliance with applicable federal and state securities, “blue sky” and other laws. In no event shall the Company be obligated to register shares of Common Stock under state or Federal securities laws, to comply with the requirements of any exemption from registration requirements or to take any other action that may be required in order to permit, or to remove any prohibition or limitation on, the issuance of shares of Common Stock pursuant to the settlement of the PSUs which may be imposed by any applicable law, rule or regulation. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Participant. The Participant agrees to take all steps the Committee or the Company determines are reasonably necessary to comply with all applicable provisions of federal and state securities law in exercising the Participant’s rights under this Agreement

8. Tax Withholding. Vesting and settlement of the PSUs shall be subject to the Participant’s satisfying any applicable U.S. federal, state and local tax withholding obligations and non-U.S. tax withholding obligations. The Company shall have the right and is hereby authorized to withhold from any amounts payable to the Participant in connection with the PSUs or otherwise the amount of any required withholding taxes in respect of the PSUs, their settlement or any payment or transfer of the PSUs or under the Plan and to take any such other action as the Committee or the Company deem necessary to satisfy all obligations for the payment of such withholding taxes (up to the maximum permissible withholding amounts), including the right to sell the number of shares of Common Stock that would otherwise be available for delivery upon settlement of the PSUs necessary to generate sufficient proceeds to satisfy withholding obligations. The Participant may elect to satisfy, and the Company may in all events require the Participant to satisfy, in whole or in part, the tax obligations by withholding shares of Common Stock that would otherwise be deliverable to the Participant upon settlement of the PSUs with a Fair Market Value equal to such withholding liability.

9. Clawback. Notwithstanding anything to the contrary contained herein, the Committee may cancel the PSU award if the Participant, without the consent of the Company, has engaged in or engages in activity that is in conflict with or adverse to the interests of the Company or any Affiliate while employed by, serving as a director of, or otherwise providing services to the Company or any Subsidiary, including fraud or conduct contributing to any financial restatements or irregularities, or violates a non-competition, non-solicitation, non-disparagement or non-disclosure covenant or agreement with the Company or any Subsidiary (after giving effect to any applicable cure period set forth therein), as determined by the Committee. In such event, the Participant will forfeit any compensation, gain or other value realized thereafter on the vesting or settlement of the PSUs, the sale or other transfer of the PSUs, or the sale of shares of Common Stock acquired in respect of the PSUs (provided that the PSUs vested during the 12-month period immediately prior to the Participant’s adverse activity), and must promptly repay such amounts to the Company. To the extent required by applicable law or the rules and regulations of the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, or if so required pursuant to a written policy adopted by the Company, the PSUs shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into this Agreement).

10. Litigation Cooperation. The Participant agrees that during and after the Participant’s employment by the Company and its Affiliates, the Participant will assist the Company and its Affiliates in the defense of any claims, or potential claims that may be made or threatened to be made against the Company or any of its Affiliates in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, which are not adverse to the Participant (an “Action”), and will assist the Company and its Affiliates in the prosecution of any claims, which are not adverse to the Participant, that may be made by the Company or any of its Affiliates in any Action, to the extent that such claims may relate to the Participant’s employment or the period of the Participant’s employment by the Company and its Affiliates. The Participant agrees, unless precluded by law, to promptly inform the Company if the Participant is asked to participate (or otherwise become involved) in any Action involving such claims or potential claims. The Company also agrees, unless precluded by law, to promptly inform the Company if the Participant is asked to assist in any investigation (whether governmental or otherwise) of the Company or any of its Affiliates (or their actions) to the extent that such investigation may relate to the Participant’s employment or the period of the Participant’s employment by the Company, regardless of whether a lawsuit has then been filed against the Company or any of its Affiliates with respect to such investigation. The Company or one of its Affiliates shall reimburse the Participant for all of the Participant’s reasonable out-of-pocket expenses associated with such assistance. Any reimbursement that is taxable income to the Participant shall be subject to applicable withholding and employment taxes.

11. Miscellaneous.

(a) Transferability. The PSUs may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered (a “Transfer”) by the Participant other than by will or by the laws of descent and distribution, pursuant to a qualified domestic relations order or as otherwise permitted under Section 14(b) of the Plan. Any attempted Transfer of the PSUs contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the PSUs, shall be null and void and without effect.

(b) Amendment. The Committee at any time, and from time to time, may amend the terms of this Agreement, provided, however, that the rights of the Participant shall not be materially adversely affected without the Participant’s written consent.

(c) Personal Information. To facilitate the administration of the Plan and any successor plan and the terms of this Agreement, it may be necessary for the Company and its administrators to collect, hold and process certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title, any shares of Common Stock owned, relationship to the Company, details of all awards issued under the Plan or any predecessor or successor plan or any other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”) and to transfer this Data to certain third parties such as transfer agents, stock plan service providers, and brokers with whom the Participant or the Company may elect to deposit any shares of Common Stock. The Participant hereby consents to the collection, use and transfer, in electronic or other form, of the Participant’s Data for the exclusive purposes of implementing, administering and managing Participant’s participation in the Plan and any predecessor and successor plan and handling of Common Stock issued pursuant to the Plan. The Participant understands that Data will be transferred to the Company’s transfer agent, broker, administrative agents or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan and any predecessor and successor plan. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. The Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant authorizes the Company, the Company’s broker, administrative agents, and any other possible recipients that may assist the Company (presently or in the future) with implementing, administering and managing the Plan or any predecessor or successor plan to receive, possess, use, process, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan or any predecessor or successor plan and handling of Common Stock issued pursuant to the Plan. The Participant understands that Data will be held only as long as is necessary for this purpose. The Participant understands if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, the Participant understands that he or she is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke his or her consent, his or her employment status or service and career with the Company will not be adversely affected; the only adverse consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant PSUs or other equity awards or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing his or her consent may affect the Participant’s ability to participate in the Plan or any successor plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.

(d) Lock-up. In connection with any underwritten public offering by the Company of its equity securities pursuant to a registration statement filed under the Securities Act, upon the request of the Company or the underwriters managing such offering, during the Lock-up Period (as defined below), the Participant shall not, without the prior written consent of the Company or its underwriters, directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer or grant any option, right or warrant or other contract for the purchase of, lend, purchase any option or other contract for the sale of, enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any shares of Common Stock or other securities into which the shares of Common Stock may be converted or that are issued in respect of the shares of Common Stock (other than those included in the registration). For this purpose, the “Lock-up Period” means such period of time after the effective date of the registration as is requested by the Company or the underwriters; provided that such period shall not exceed 180 days (or such additional period as may reasonably be requested by the Company or such underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports or (ii) analyst recommendations and opinions, including (without limitation) the restrictions set forth in Rule 2711(f)(4) of the National Association of Securities Dealers and Rule 472(f)(4) of the New York Stock Exchange, as amended, or any similar successor rules). The Company’s underwriters shall be beneficiaries of this provision, and the Participant shall execute and deliver such agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In addition, if requested by the Company or the underwriters of Common Stock (or other securities) of the Company, the Participant shall provide, within ten (10) days of such request, such information as may be required or reasonably requested by the Company or the underwriters in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 11(d) shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said 180-day (or other) period. The Participant agrees, and will cause any transferee to agree, that any transferee of the PSU shall be bound by this Section 11(d).

(e) Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

(f) Section 409A. The PSUs are intended to be exempt from, or compliant with, Section 409A of the Code. Notwithstanding the foregoing or any provision of the Plan or this Agreement, if any provision of the Plan or this Agreement contravenes Section 409A of the Code or could cause the Participant to incur any tax, interest or penalties under Section 409A of the Code, the Committee may, in its sole discretion and without the Participant’s consent, modify such provision to (i) comply with, or avoid being subject to, Section 409A of the Code, or to avoid the incurrence of taxes, interest and penalties under Section 409A of the Code, and/or (ii) maintain, to the maximum extent practicable, the original intent and economic benefit to the Participant of the applicable provision without materially increasing the cost to the Company or contravening the provisions of Section 409A of the Code. This Section 10(f) does not create an obligation on the part of the Company to modify the Plan or this Agreement and does not guarantee that the PSUs will not be subject to interest and penalties under Section 409A.

(g) General Assets. All amounts credited in respect of the PSUs to the book-entry account under this Agreement shall continue for all purposes to be part of the general assets of the Company. The Participant’s interest in such account shall make the Participant only a general, unsecured creditor of the Company.

(h) Notices. Any notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax, pdf/email or overnight courier, or by postage-paid first-class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant’s address indicated by the Company’s records, or if to the Company, to the attention of the General Counsel at the Company’s principal executive office.

(i) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(j) No Rights to Employment; Discretionary and Independent Nature of the Plan. Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Participant at any time for any reason whatsoever. The Participant hereby acknowledges and agrees that the selection of participants in the Plan and grant of awards thereunder is entirely at the discretion of the Company and that Participant has no right or entitlement to receive future awards under the Plan. Neither the grant of the PSUs nor any payments in respect thereof shall be taken into account in determining severance payments, if any, or any benefits or compensation under any pension, retirement, profit sharing, group insurance or other benefit or compensation plan of the Company or its Affiliates except as expressly required otherwise by law or the terms of such plan.

(k) Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to this Agreement, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares of Common Stock, or whether such fractional shares of Common Stock or any rights thereto shall be canceled, terminated or otherwise eliminated.

(l) Beneficiary. The Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation.

(m) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.

(n) Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto, other than any other non-competition, non-solicitation, non-disparagement or non-disclosure or other similar agreement to which the Participant may be a party, the covenants of which shall continue to apply to the Participant in accordance with the terms of such agreement. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto, except for any changes permitted without consent under Section 11 or 13 of the Plan.

(o) Governing Law. NOTWITHSTANDING ANYTHING TO THE CONTRARY, THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

(p) Arbitration; Waiver of Jury Trial.

(i) Except as provided in Section 11(p)(ii) or 11(p)(iii) below, any dispute, claim or controversy arising under, out of, or in connection with or in relation to this Agreement or the Plan, or any breach, termination or validity thereof, shall be finally determined and settled by arbitration in Arizona in accordance with the applicable rules of the American Arbitration Association in effect at the time of arbitration, and judgment upon the award may be entered in any court having jurisdiction thereof or having jurisdiction over the parties or their assets; provided, however, that the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of the provisions of Section 5 of the Agreement and the Participant hereby consents that such restraining order or injunction may be granted without requiring the Company to post a bond. Any review by an arbitrator pursuant to this Section 11(p) shall be de novo. Within 20 days of the conclusion of the arbitration hearing, the arbitrator shall prepare written findings of fact and conclusions of law. It is mutually agreed that the written decision of the arbitrator shall be valid, binding, final and non-appealable; provided, however, that the parties hereto agree that the arbitrator shall not be empowered to award punitive damages against any party to such arbitration. Unless and only to the extent prohibited by applicable law, the parties agree to maintain all aspects of any arbitration proceedings, findings and decisions (whether by arbitrator or court) strictly confidential. To the extent permitted by law, the arbitrator’s fees and expenses will be borne equally by each party. In the event that an action is brought to enforce the provisions of this Agreement or the Plan pursuant to this Section 11(p)(i), each party shall pay its own attorneys’ fees and expenses regardless of whether there is a prevailing party in the opinion of the arbitrator deciding such action or the court in which any such arbitration award is entered.

(ii) Notwithstanding the foregoing, the Participant agrees that it would be difficult to measure any damages caused to the Company and its Affiliates which might result from any breach by the Participant of the covenants set forth in Section 5, and that in any event, money damages would be an inadequate remedy for any such breach. Accordingly, if the Participant breaches, or proposes to breach, Section 5, the Company and its Affiliates shall be entitled, in addition to all other remedies such party may have, to a temporary, preliminary or permanent injunction or other appropriate equitable relief to restrain any such breach without showing or proving any actual damage to the non-breaching party or posting a bond from any court having competent jurisdiction over either party.

(iii) Any dispute or controversy arising under or in connection with Section 5 hereof, including without limitation any claim of breach or threatened breach thereof, shall be subject to the exclusive jurisdiction of the United States District Court for the District of Delaware, or if that court is unable to exercise jurisdiction for any reason, the Delaware Court of Chancery, or if that court is unable to exercise jurisdiction for any reason, any Delaware state court sitting in New Castle County, and each of the Participant and the Company (on behalf of itself and its Affiliates) consents to such jurisdiction, waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process and waives any objection to jurisdiction based on improper venue or improper jurisdiction.

(iv) Each of the parties hereto hereby irrevocably waives all right to trial, including trial by jury, in any action, proceeding or counterclaim arising out of or relating to the plan or this agreement.

(q) Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(r) Counterparts. This Agreement may be executed in one or more counterparts (including via facsimile and electronic image scan (pdf)), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

(s) Electronic Signature and Delivery. This Agreement may be accepted by return signature or by electronic confirmation. By accepting this Agreement, the Participant consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by U.S. Securities and Exchange Commission rules (which consent may be revoked in writing by the Participant at any time upon three business days’ notice to the Company, in which case subsequent prospectuses, annual reports and other information will be delivered in hard copy to the Participant).

(t) Electronic Participation in Plan. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

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IN WITNESS WHEREOF, this Performance-Based Restricted Stock Unit Award Agreement has been executed by the Company and the Participant as of the day first written above.

PHOENIX EDUCATION PARTNERS, INC.

By:
Name:
Title:

PARTICIPANT

[Insert Name]